UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

675 Almanor Ave

Sunnyvale, CA 94085

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective January 14, 2014, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with PGI Drug Discovery, LLC (“PGI”), pursuant to which the Company was granted an exclusive license (with a right to sublicense) (the “License”) to utilize certain Licensed Compounds and Licensed Products (as each is defined in the License Agreement) of PGI, which includes certain intellectual property covering the use of Eltoprazine and certain of its related compounds in all therapeutic indications (“Eltoprazine”), as further described in the License Agreement).

Pursuant to the terms of the License Agreement, the Company has agreed to: (i) pay PGI $100,000 in cash for the License within 20 days of the execution of the License Agreement, (ii) pay PGI up to an aggregate of $4 million in development milestones through NDA submission, (iii) pay a research support payment to PGI as partial reimbursement for costs incurred for earlier research and management of CIAS, ADHD and levodopa induced dyskinesia (LID) clinical trials totaling up to $650,000 to be paid in a mixture of cash and stock, and (iv) reimburse PGI for the Eltoprazine clinical supply inventory up to $500,000 payable upon the earlier of the initiation of a Phase IIb clinical study or 6 months after the date of the License Agreement. As further consideration for the License Agreement, the Company shall pay a single digit royalty to PGI of the annual worldwide aggregate net sales by the Company.

Simultaneous with the execution of the License Agreement, the Company and PGI entered into a Services Agreement pursuant to which PGI will provide certain services to the Company related to PGI’s proprietary analytical systems as will be set forth in certain study plans. The Company agreed to a payment commitment of $450,000 at a minimum annual rate of $150,000 for each of three years. The Services Agreement is for a term of the later of 3 years or the completion of any study plan accepted by the parties under the Services Agreement.

As partial consideration of the research support payment by the Company to PGI, the Company entered into a Securities Purchase Agreement (the “SPA”) with PGI, pursuant to which PGI subscribed for 4,000,000 shares of the Company’s common stock. Pursuant to the SPA, the Company granted PGI certain piggy-back registration rights.

The above description of the (i) License Agreement, and (ii) Services Agreements does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which the Company intends to file with its Annual Report on Form 10-K for the year ended December 31, 2013.

Item 3.01	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on form 8-K is hereby incorporated by reference.

The Company issued the shares of common stock pursuant to the SPA in reliance on the exemption from registration under the Securities Act of 1933, as amended, set forth in Section 4(2) thereof and Rule 506 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: January 17, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer